SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934
                     (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[]     Preliminary Proxy Statement
[]     Confidential, for Use of the Commission Only (as
       permitted by Rule 14a-6(e)(2))
[x]    Definitive Proxy Statement
[]     Definitive Additional Materials
[] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

The Hartford Steam Boiler Inspection and Insurance Company
     (Name of Registrant as Specified In Its Charter)

- ----------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    $125 per Exchange Act Rules 0-11(c)(1)(ii),
       14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
       Schedule 14A.

[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[]     Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which
          transaction applies:
        ----------------------------------------------
       2) Aggregate number of securities to which
          transaction applies:
        ----------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ----------------------------------------------
       4) Proposed maximum aggregate value of transaction:
        ----------------------------------------------
       5) Total fee paid:
        ----------------------------------------------

[]     Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       ------------------------------------------------
       2) Form, Schedule or Registration Statement No.
       ------------------------------------------------
       3) Filing Party:
       ------------------------------------------------
       4) Date Filed:
       ------------------------------------------------




                     NOTICE OF ANNUAL MEETING

February 28, 1995


TO THE STOCKHOLDERS:

       Notice is hereby given that the Annual Meeting of Stockholders of The Hartford Steam Boiler Inspection and
Insurance Company will be held on Tuesday, April 18, 1995, at 2:00 o'clock P.M., at the office of the Company, One
State Street, Hartford, Connecticut, for the following purposes:

       1.  To elect three directors for three-year terms;

       2. To consider and act upon a proposal to adopt the 1995 Stock Option Plan;

       3. To consider and act upon a proposal to amend and restate the Long-Term Incentive Plan;

       4. To appoint independent public accountants for the ensuing year;

       5. To consider and act upon, if properly presented, a stockholder proposal; and

       6. To transact any other business proper to come before the meeting.

       A proxy statement to assist you in the consideration of the foregoing matters is attached.

       The Board of Directors has fixed February 7, 1995, at 4:00 o'clock P.M., as the record date and time for the determination of the stockholders entitled to notice of and to vote at said Annual Meeting and any adjournment thereof.

       It is hoped that you will be able to attend this meeting. If you cannot, you are urgently requested to sign and return the enclosed proxy card in the envelope provided.

                                           By order of the
                                           Board of Directors.




                                           R. K. PRICE
                                           Corporate Secretary

The Hartford Steam Boiler
Inspection and Insurance Company
One State Street
P.O. Box 5024
Hartford, Connecticut  06102-5024

                     PROXY STATEMENT

                         GENERAL


       The enclosed proxy is solicited by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company for use at the Annual Meeting of Stockholders to be held April 18, 1995, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024,
(203) 722-1866.

       You are urged to read this proxy statement and to fill in, date, sign and return the enclosed form of proxy. The giving of a proxy does not affect your right to vote should you attend the meeting, and the proxy may be revoked at any time before it is voted. Properly executed proxies not revoked will be voted as specified.

       Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate
Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $3,500 in addition to out-of-pocket expenditures.

       Only holders of common stock of record at the close of business on February 7, 1995 are entitled to notice of, and to vote at, the meeting. Each stockholder of record on said date is first being mailed the Annual Report of the Company for the fiscal year ended December 31, 1994 with the Notice, Proxy Statement and Proxy card on or about February 28, 1995. On February 7, 1995, there were 20,416,532 outstanding shares of common stock, each entitled to one vote. Abstentions and broker non-votes are included in the total number of shares represented for matters to be voted upon at the meeting, but are not counted as either affirmative or negative votes.

                               PROPOSAL 1
                        ELECTION OF DIRECTORS

       The Company's Charter provides for a Board of not less than nine nor more than fourteen directors, the exact number of directorships to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. The directors are divided into three classes consisting, as nearly as possible, of one third of the total number of directors constituting the entire Board. Each class is elected for a three-year term at successive annual meetings. The Board of Directors has fixed the number of directorships at eleven.

       Three directors are to be elected for terms of three years and until their successors are elected and qualified. Unless otherwise instructed, the shares represented by the enclosed
proxy will be voted for Colin G. Campbell, John A.
Powers and John M. Washburn, Jr. In the event any nominee is unable to serve as a director on the date of the Annual Meeting, the proxies may be voted for a substitute nominee recommended by the Board of Directors. The affirmative vote of a majority of the votes represented is required for election of each director.

       The nominees for election to the Board of Directors were elected to their present term at the 1992 Annual
Meeting.

       Stated below are the names and ages of the nominees and directors continuing in office, the principal occupation of each during at least the last five years, the date on which each individual was first elected as a director of the Company, and other directorships and business and civic affiliations of such persons. The information set forth on the following pages with respect to each nominee's and director's principal occupation, other directorships and affiliations and beneficial ownership of Company common stock has been furnished by the nominee or director.

       NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
           For Three-Year Term Expiring In 1998

              Colin G. Campbell

- ----------    Mr. Campbell, 59, is President of Rockefeller
              Brothers Fund.  Prior to joining Rockefeller
              Brothers Fund in 1988, Mr. Campbell served as
  PHOTO President of Wesleyan University from 1970 to 1988. Mr. Campbell is a director of Pitney Bowes, SYSCO Corporation, Rockefeller Financial Services, the
- ----------    Charles E. Culpeper Foundation, and the University
              of Cape Town Fund, and Chairman of the Board of Winrock International Institute for Agricultural Development. He is a trustee of the Colonial Williamsburg Foundation and Pomona College, and Chairman of the Board of Trustees of the Institute for the Future.

              Mr. Campbell has served as a director of the Company since September 1983.


                            2

              John A. Powers

- --------      Mr. Powers, 68, is Chairman Emeritus of Heublein
              Inc. (a subsidiary of Grand Metropolitan PLC), a producer and marketer of alcoholic beverage
PHOTO         products.  He had served as Chairman of the Board
              of Heublein from 1986 until his retirement in 1992. Mr. Powers is a director of Connecticut Business
- --------      and Industry Association and The Advest Group, Inc.
              He is a trustee of Hartford Hospital.

              Mr. Powers has served as a director of the Company since September 1986.


              John M. Washburn, Jr.

- --------      Mr. Washburn, 67, is President and a director of
              The Merrow Machine Company, a manufacturer of industrial sewing machines. He joined Merrow in
PHOTO 1953 and became Secretary in 1960 and Treasurer in 1963. He has served in his present position since 1978. Mr. Washburn is a director of Walton Company
- --------      and a trustee of the YMCA of Greater Hartford.

              Mr. Washburn has served as a director of the Company since March 1973.


     MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                     Term Expiring in 1996

              Joel B. Alvord

- --------      Mr. Alvord, 56, is Chairman, Chief Executive
              Officer and a director of Shawmut National
              Corporation.  He joined the Hartford National Bank
PHOTO         and Trust Company in 1963 and served in a variety
              of positions before being named to his present position in 1988 following the merger of Hartford
- --------      National Corporation with Shawmut Corporation.  Mr.
              Alvord is a director of The Institute of Living and Jobs for Massachusetts, a trustee of the Wadsworth Atheneum and The Wang Center for the Performing
              Arts, Boston, and a member of the Massachusetts Business Roundtable, The Bankers Roundtable, the Boston Symphony Orchestra and the Museum of Fine Arts, Boston.

              Mr. Alvord has served as a director of the Company since December 1971.

                                 3

              Richard G. Dooley

- --------      Mr. Dooley, 65, is a consultant to Massachusetts
              Mutual Life Insurance Company. Mr. Dooley joined Massachusetts Mutual in 1955 and served in a
PHOTO variety of positions before being named Executive Vice President and Chief Investment Officer in 1978, a position he held until his retirement in
- --------      1993.  Mr. Dooley is a director of Advest Group,
              Inc., Jefferies Group, Inc., Kimco Realty Corp., and certain Massachusetts Mutual-sponsored investment companies. He is a trustee of Saint Anselm College.

              Mr. Dooley has served as a director of the Company since May 1984.

              Gordon W. Kreh

- --------      Mr. Kreh, 47, is President, Chief Executive Officer
              and a director of the Company.  He joined The
              Boiler Inspection and Insurance Company of Canada,
PHOTO a subsidiary of the Company, in 1971, before moving to the Company's home office in 1975. He became an officer of the Company in 1980 and was elected Vice
- --------      President in 1984.  In 1988, he was named Senior
              Vice President of Engineering Insurance Group, a subsidiary of the Company, and became its President in 1989. Mr. Kreh was elected Senior Vice
              President of the Company in 1992 and President in September of 1993. He assumed his present position in April of 1994. Mr. Kreh is a board member of the American Insurance Association and a director of Radian Corporation and The Boiler Inspection and Insurance Company of Canada.

              Mr. Kreh has served as a director of the Company since September 1993.

              Lois Dickson Rice

- --------      Mrs. Rice, 62, is a Guest Scholar, Program in
              Economic Studies, at the Brookings Institution, a position she has held since October 1991. From
PHOTO 1981 until 1991, she served as Senior Vice President, Government Affairs and a director of Control Data Corporation. Mrs. Rice is a director
- --------      of Bell Atlantic-Washington, D.C., Inc., McGraw-
              Hill Inc., International Multifoods, Shawmut
              National Corporation and UNUM Corp. She is a trustee of The Urban Institute and the Center for Naval Analysis. Mrs. Rice also serves as a member of the President's Foreign Intelligence Advisory Board.

              Mrs. Rice has served as a director of the Company since April 1990.

                                 4

                   Term Expiring In 1997

              Donald M. Carlton

- --------      Dr. Carlton, 57, is an Executive Vice President and
              a director of the Company and President, Chairman
              of the Board and a director of Radian Corporation,
PHOTO         the Company's wholly-owned subsidiary specializing
              in environmental, energy, mechanical and materials technology services. He and several associates
- --------      founded Radian Corporation in 1969, and he has
              served as its President since that time.  Dr.
              Carlton is a director of Medical Polymers
              Technologies, Inc., American Capital Common Sense Trust, National Instruments, American Capital Bond Fund, Inc., Central and South West Corporation and American Capital Convertible Securities, Inc. He is a trustee of American Capital Income Trust.

              Dr. Carlton has served as a director of the Company since July 1975.

              William B. Ellis

- --------      Mr. Ellis, 54, is Chairman of the Board of
              Northeast Utilities, and Chairman and a director of its principal subsidiaries and of Connecticut
PHOTO Yankee Atomic Power Company. He had also served as Chief Executive Officer of these companies from
              1983 to 1993.  Mr. Ellis is Chairman and a director
- --------      of Connecticut Capitol Region Growth Council, Inc.
              and a director of Nuclear Electric Insurance
              Limited, Connecticut Mutual Life Insurance Company, Radian Corporation and The Greater Hartford Chamber of Commerce. He is also a member of the Board of the Smithsonian Museum of Natural History and a member of The Conservancy Science Advisory Board of the Nature Conservancy.

              Mr. Ellis has served as a director of the Company since April 1991.

              E. James Ferland

- --------      Mr. Ferland, 52, is Chairman, President and Chief
              Executive Officer of Public Service Enterprise
              Group Incorporated and Chairman and Chief Executive
PHOTO Officer of its principal subsidiary, Public Service Electric and Gas Company, a position he has held since 1986. Mr. Ferland is a director of First
- --------      Fidelity Bancorporation, First Fidelity Bank, N.A.,
              N.J., Foster Wheeler Corporation, the Electric
              Power Research Institute, the Edison Electric Institute and Public Affairs Research Institute of New Jersey. He is Chairman of the New Jersey State Chamber of Commerce.

              Mr. Ferland has served as a director of the Company since November 1986.

                                    5

              Wilson Wilde

- --------      Mr. Wilde, 67, retired in April of 1994 from his
              position as Chairman and Chief Executive Officer of the Company, which he had held since September of
PHOTO         1993.  He joined the Company in 1953 and was
              elected President in 1971. He is a director of Shawmut National Corporation, Phoenix Home Life
- --------      Mutual Insurance Company and PXRE Corporation.  Mr.
              Wilde is also a director of Radian Corporation and The Boiler Inspection and Insurance Company of Canada, subsidiaries of the Company. In addition, he is Chairman of the Board of Trustees of The
              Loomis Chaffee School.

              Mr. Wilde has served as a director of the Company since March 1967.

Meetings and Remuneration of the Directors

       During 1994, the Board of Directors held ten meetings and eighteen committee meetings. Each director attended at least 75% of the meetings of the Board and committees on which he or she served combined.

       The annual retainer for each director who is neither a present or retired employee of the Company nor of a subsidiary is $20,000. Under the 1989 Restricted Stock Plan for Non-Employee Directors, approved by stockholders at their 1989 Annual Meeting, one-half of the annual retainer is paid in restricted stock of the Company and one-half is paid in cash. The restricted stock is forfeitable until such time as the director retires, dies, becomes disabled, resigns with the consent of a majority of the other directors or upon a change in control of the Company, whichever event occurs earliest. Each non-employee director also is paid a fee of $1,200 for attendance at a Board or a committee meeting and an additional $350 for each committee meeting chaired. Directors who are present or retired employees of the Company or a subsidiary do not receive such compensation for service on the Board or committees thereof and are not eligible for awards of restricted stock under the 1989 Restricted Stock Plan for Non-Employee Directors. Non-employee directors are not eligible to participate in any of the plans discussed in the Human Resources Committee Report on Executive Compensation. Directors may be reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

       In addition, the Company has established a Retirement Plan for non-employee directors. A director who retires after ten years of service on the Board is entitled to receive an annual retirement benefit equal to the annual retainer paid to such director immediately prior to retirement. (A director who has served on the Board for at least one year but less than ten years receives a prorated amount.) The retirement benefits may be adjusted periodically and are payable for life. In the event of a director's death while serving as a member of the Board, his or her spouse is entitled to receive an annual death benefit equal to 50% of the annual retainer in effect at the time of such director's death. During 1994, a total of $100,000 was paid to former directors under the plan. The Company has estab-

                             6
lished a trust fund pursuant to which the retirement benefits are to be paid for directors retiring after 1989.

       In 1992, as part of the Company's policy of providing support for charitable institutions and in order to retain and attract qualified directors, the Board of Directors established a Charitable Endowment Program for members of the Board of Directors who have at least one year of service as a director. The program is currently funded by life insurance on the lives of eligible directors. The Company intends to make charitable contributions of $1 million per director, paid out over a period of ten years following the death of the director. Each director is able to recommend up to three charities to receive contributions from the Company. Beneficiary organizations designated under this program must be tax-exempt, and donations ultimately paid by the Company will be deductible against federal and other income taxes payable by the Company in accordance with the tax laws applicable at the time. Directors derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. Because of such deductions and use of insurance, the long-term cost to the Company is expected to be low.

       During 1994, Dr. Paul A. Vatter, who will retire from the Board of Directors effective with the 1995 Annual
Meeting, was retained by the Company to perform consultation services in the area of management development programs.
Dr. Vatter received $30,000 for these services.

       The Company's Board of Directors annually appoints certain directors to serve on standing committees of the Board of Directors, which currently include the Audit, Human Resources (formerly Compensation), Corporate Governance, Finance and Executive Committees. The Board reviewed all standing committees during 1994 and adjustments and additions were made to the functions performed by the various committees and Board members' committee assignments, which are reflected below.

       The Audit Committee's primary responsibility is to review and report to the Board on the Company's accounting policies, the adequacy of its financial and internal auditing controls, and the reliability of financial information reported to the public. The Committee has the authority to approve the scope of the annual audit and to authorize the release of annual financial statements. The
Audit Committee held four meetings during 1994.  Dr. Vatter
(Chairman), Mr. Dooley, Mr. Ferland, Mr. Powers and Mr.
Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Audit Committee. Upon
Dr. Vatter's retirement, Mr. Ferland will serve as Chairman of the Audit Committee.

       The Human Resources Committee's primary function is to recommend and approve remuneration for the Company's officers and to recommend changes to the Company's benefit plans, as described in the Human Resources Committee Report on Executive Compensation located on page 10. The Committee acts as Plan Administrator for the 1985 Stock Option Plan, the proposed 1995 Stock Option Plan, the Directors' Retirement Plan,

                           7
the 1989 Restricted Stock Plan for Non-Employee Directors, and the Long-Term and Short-Term Incentive Plans. The
Committee also reviews the Company's policies and practices with respect to employee relations. The Human Resources
Committee held four meetings during 1994.  Mr. Ellis
(Chairman), Mr. Campbell, Mr. Powers and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Human Resources
Committee.  (Mr. Alvord and Mr. Ferland served on the
Committee during 1994 until November 9, 1994 when Mr. Ellis and Mrs. Rice became members of the Committee.)

       The Corporate Governance Committee reviews the organization and performance of the Board of Directors and reviews and recommends Director compensation. The Committee also reviews the Company's policies and practices with respect to community relations and recruits and nominates candidates for Board membership in conjunction with the Chief Executive Officer. (Stockholder recommendations must be in writing addressed to the Corporate Secretary of the Company, and should include a statement setting forth the qualifications and experience of the proposed candidate and basis for nomination.) The Corporate Governance Committee is a new standing committee of the Board which was formed late in 1994 and did not meet during the year. Mr. Campbell (Chairman), Mr. Alvord, Mr. Ellis, Mrs. Rice and Dr. Vatter presently serve on the Corporate Governance Committee.

       Other committees of the Board of Directors are the Finance Committee and the Executive Committee. The Finance
Committee reviews the investment plan of the Company, investor relation activities, and other matters involving the Company's financial resources. Mr. Dooley (Chairman),
Mr. Alvord, Mr. Ferland and Mr. Washburn presently serve on the Finance Committee, which held four meetings in 1994.
The Executive Committee acts on behalf of the Board of Directors in the interim between meetings of the Board when prompt, formal action is necessary. Mr. Wilde (Chairman), Mr. Alvord, Mr. Campbell, Mr. Dooley, Mr. Ellis and Mr.
Ferland presently serve on the Executive Committee, which did not meet in 1994.

                            8

              SECURITY OWNERSHIP OF CERTAIN
            BENEFICIAL OWNERS AND MANAGEMENT

       The Company is unaware of any stockholder who on February 1, 1995 was the beneficial owner of 5 percent or more of the Company's outstanding common stock, except as noted in the following table.


Name of Beneficial Owner           Amount of Shares   Percent of Class


The Hartford Steam Boiler            1,049,306 (1)         5.14%
 Inspection and Insurance Company
 Leveraged Employee Stock Ownership
 Trust
 c/o Shawmut Bank Connecticut
 777 Main Street
 Hartford, Connecticut  06115

Cooke & Bieler, Inc.                 1,215,219 (2)         5.95%
1700 Market Street
Philadelphia, Pennsylvania  19103


(1) Shares held by the trust are voted in accordance with the instructions of participants.

(2)  Information provided as of 12/31/94 by Cooke & Bieler, Inc.
indicates that Cooke & Bieler, Inc. has sole voting power with respect to 967,100 shares and sole dispositive power with respect to 1,127,719 shares.


       The number of shares of Company common stock beneficially owned as of February 1, 1995 by each nominee and director, by each executive officer named in the Summary Compensation Table, which in each case represents less than 1% of the common stock outstanding as of such date, and by all current directors and executive officers as a group, is shown in the table below. Unless otherwise indicated, each officer, nominee and director has sole voting and investment power (or shares such powers with a family member) with respect to common stock shown as held directly. All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.


Beneficial Owner         Directly Held      Indirectly Held    Total

Joel B. Alvord                 1,181                            1,181
Colin G. Campbell              1,834               2,400 (1)    4,234
Donald M. Carlton             94,022 (2)                       94,022
Richard G. Dooley              7,346                            7,346
Michael L. Downs              14,337 (3)                       14,337
William B. Ellis                 790                              790
E. James Ferland               2,034               2,000 (4)    4,034
John J. Kelley                38,047 (5)                       38,047
Gordon W. Kreh                80,391 (6)             700 (7)   81,091
T. Skipwith Lewis             69,393 (8)                       69,393
John A. Powers                 2,584                            2,584


                                   9

Lois Dickson Rice              1,040                 200 (9)     1,240
Robert W. Trainer             61,828 (10)            500 (11)   62,328
Paul A. Vatter                 2,364                 100 (11)    2,464
John M. Washburn, Jr.         11,234               2,000 (12)   13,234
Wilson Wilde                 163,066 (13)         25,066 (14)  188,132

All Current Directors and Executive Officers
  as a Group (17 in number)    537,429 (15)

(1) 800 shares held in trusts for benefit of children and 1,600 shares held as trustee of trusts for benefit of nieces and nephews, over which Mr. Campbell exercises shared voting and investment power.
(2) Includes 63,400 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(3) Includes 2,300 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(4)    Shares held by spouse.
(5) Includes 30,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(6) Includes 70,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(7) 300 shares held by spouse, 200 shares held by daughter and 200 shares held by son.
(8) Includes 41,500 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(9)    Shares held as executrix of spouse's estate.
(10) Includes 47,600 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(11)   Shares held by daughter.
(12)   Shares held by spouse.
(13) Includes 124,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995.
(14) 160 shares held by spouse. 24,906 shares held in a charitable foundation, over which Mr. and Mrs. Wilde exercise shared voting and investment power.
(15) Includes 341,500 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1995. Assuming the exercise of all such options, the percentage of common stock owned by directors and executive officers as a group would be 2.58% of the common stock outstanding.


HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       Executive compensation programs for the senior officers of the Company (the "executives") are administered by the Human Resources Committee of the Board of Directors (the "Committee"). A nationally recognized compensation consultant also reviews and analyzes the Company's executive compensation policies and practices in order to advise the Committee as more fully described below. The Committee believes that the structure of the Company's compensation programs provides a direct link between Company performance and executive compensation.

                               10

       Under the direction of the Committee, executive compensation programs are structured to provide performance-based incentives to achieve the Company's short and long-term goals, and to be competitive with peer companies in order to attract and retain key individuals. The peer companies used for this analysis are selected based on their size and specific lines of business. For 1994, this compensation assessment peer group was composed of seventeen leading property/casualty insurance and engineering services companies (including four of the six insurance companies in the S&P 500 Property/Casualty Insurance Index used in the Performance Graph located on page 23). Base salary and variable compensation paid under the Company's incentive plans (Short-Term and Long-Term Incentive Plans and the 1985 Stock Option Plan) in 1994 to executives as a group, and for Mr. Wilde and Mr. Kreh individually, were below the median range of that paid to executives by the companies in this compensation assessment peer group according to information compiled by the Company's compensation consultant.

       Base salary adjustments are made for executives upon an analysis of individual performance, changes in responsibilities, and comparative data for base salaries paid to executives with similar responsibilities in the Company's compensation assessment peer group. Annual salary adjustments for executives are recommended by the Chief Executive Officer and approved by the Human Resources Committee. The Committee determines adjustments for the Chief Executive Officer. For 1994, executives' base salary adjustments were made as a result of increases in responsibilities and for competitive reasons based upon comparisons with the compensation assessment peer group.
Mr. Kreh received a 28.6% base salary increase upon his promotion to Chief Executive Officer of the Company in April of 1994.

       The Company's Short-Term Incentive Plan provides for the annual award of bonuses to key employees (presently limited to the officer group of the Company, including executive officers other than Dr. Carlton) at the end of the fiscal year provided certain performance measures are achieved. Under a schedule defined by the plan, the Committee establishes a pool of incentive award dollars based on the actual percentage of Annual Budgeted Net Income Per Share (cited in the Business Plan of the Company) achieved for the year and the performance of the Company as compared to the performance of the insurance industry and/or other appropriate industries with reference to such performance measures as the Committee deems appropriate. In evaluating Company performance, the Committee considers such factors as (listed in order of importance, from highest to lowest): growth in operating income, combined ratio, return on equity and engineering services' margin. For 1994, the Committee evaluated Company results achieved for these measures, as compared, where appropriate, to published results achieved or anticipated for the property/casualty insurance industry as a whole. In 1994, the Actual Percentage of Budgeted Net Income Per Share achieved reached the threshold level set under the plan for establishment of the bonus pool; the Company outperformed the property/casualty insurance industry for both return on equity and combined ratio; and the Committee determined that results achieved for growth in operating income and engineering services' margin were superior.

                               11

       Once the pool is established, individual awards are then determined by the President, based on the participant's performance during the plan year. The awards can range from 0 to 60% of the participant's base salary. The Committee determines the award for the Chief Executive Officer and has final approval of all awards made under the plan. The total award payable to the Chief Executive Officer under the Short-Term and Long-Term Incentive Plans is limited to 100% of his base salary. Mr. Kreh was awarded $157,500 based on the Committee's evaluation of the Company's 1994 performance as described above.

       Long-term incentives are provided to executives through awards made under the Company's Long-Term Incentive Plan. (Executives other than Dr. Carlton are eligible for awards under the plan.) An amendment and restatement of the Long-Term Incentive Plan is being proposed for stockholder approval at this year's Annual Meeting to denominate awards in shares of Company common stock in order to further align the interest of executives with stockholders, as described starting on page 28.

       The following description applies to payouts made for the Performance Period that ended on December 31, 1994, and to potential payouts to be made for the Performance Period ending on December 31, 1995. Payouts for these periods will be determined in accordance with the terms of the plan prior to amendment. Payouts made are based upon the Company's achievement of specified performance objectives ("Performance Measures") established by the Committee at the beginning of the three-year Performance Period. For the performance period that ended on December 31, 1994, these measures were net income per share, expense ratio and return on equity. The payout made is the sum of the percentages payable for each Performance Measure multiplied by the participant's base salary rate in effect at the end of the Performance Period. There is a threshold amount payable for a minimum level of achievement for the Performance Measures, which is set along with the Performance Measures at the beginning of the Performance Period. If the threshold amount is not reached, the payout will be zero. If the target for each of the Performance Measures is met for a Performance Period, the payout percentage is 25%. If actual performance exceeds the Performance Measures, the payout percentage is increased, up to a maximum of 40%. Awards are prorated for length of service during the Performance Period, and for varying degrees of performance between the threshold and maximum levels of performance. With the approval of the non-employee members of the Board of Directors, the Committee is permitted to modify the payout schedule should unusual circumstances warrant a change. The payout percentage for the Chief Executive Officer is one and one-half times the payout percentage for all other participants. For the Performance Period ending in 1994, the targets set for the three Performance Measures were not met, but threshold amounts were achieved for Performance Measures set for expense ratio and return on equity. The Committee awarded $94,380 to Mr. Kreh under the Long-Term Incentive Plan for the Performance Period ending in 1994 based on these results.

       If stockholders approve the proposed amendment and restatement of the Long-Term Incentive Plan, payouts beginning with the one for the 1994-1996 Performance Period will
                             12
be made under the terms of the plan as amended. Under the amended plan, the Committee will establish specific Performance Goals for each participant (or all participants as a group) at the beginning of each Performance Period based on one or more of the following Performance Measures: combined ratio; expense ratio; net income per share; return on equity; total stockholder return; return on assets; revenues; operating margin; increase in book value; and market share. For each Performance Goal, an award schedule of Performance Contingent Units shall be established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company common stock on the first trading date of the Performance Period. If the minimum level of achievement is not reached for the Performance Measures, the payout will be zero.

       The actual Performance Contingent Award to be paid to a participant at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. The maximum award of Performance Contingent Units for any participant for a Performance Period cannot exceed 60% of the participant's base salary divided by the fair market value of Company common stock on the first trading day of the Performance Period. Awards are prorated for actual length of service during the Performance Period. Any payments shall be made in cash or in shares of Company common stock (which may be restricted shares), as determined by the Committee. At the discretion of the Committee, Dividend Equivalents may be paid in conjunction with award payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company common stock. For the three-year Performance Period which runs January 1, 1994 through December 31, 1996, the Performance Measures are net income per share, expense ratio and return on equity.

       During 1994, executive officers were eligible for awards under the Company's 1985 Stock Option Plan. (The 1985 plan expires in April 1995, and a successor plan, the 1995 Stock Option Plan, is being proposed for stockholder approval at this year's Annual Meeting and is described starting on page 23. The method for determining awards, as described herein, is identical for both the 1985 plan and the proposed 1995 plan.) Awards made under the plan provide executives with long-term incentives and align executives' long-term interests with those of stockholders. Stock options are awarded based upon the market price of the Company's common stock on the date of the grant and provide a vehicle to reward executives only if the price of Company common stock increases above the grant price.

       Awards to be made to specific participants are determined by the Committee. The Company's outside compensation consultant reviews each executive's award in comparison to awards made to individuals employed by companies in the compensation assessment peer group described above and makes recommendations as to whether the awards made to Company executives should be adjusted.
Several factors were considered in determining

the size of stock option grants to executive officers in 1994, including competitive practices at companies in the compensation assessment peer group, the Committee's perception of the recipient's ability to affect the results of the Company over time and individual levels of responsibility.
Executives were not awarded restricted stock in 1994 because the Committee felt that stock options would provide a more appropriate incentive and because they are more closely linked to stockholders' long-term interests. Mr. Kreh was awarded 50,000 stock options in 1994 based on his new position as Chief Executive Officer.

       Donald M. Carlton, Executive Vice President and a director of the Company, is also President, Chairman of the Board and a director of Radian Corporation, a subsidiary of the Company. As a Radian Corporation executive, Dr.
Carlton's base salary, annual and long-term bonuses are determined by the Compensation Committee of the Board of Directors of Radian Corporation. The calculation of 1994 adjustments to Dr. Carlton's base salary, and annual and long-term bonuses payable for 1994, was made in the same manner as described above for other executives of the Company but using performance measures established for Radian Corporation by the Compensation Committee of the Board of Directors of Radian Corporation rather than the Human Resources Committee of the Board of Directors of the Company. Any such adjustments or awards were then subject to final approval of the Human Resources Committee of the Company's Board of Directors.

       The Company's outside compensation consultant also conducts an annual review of each executive's compensation package in its entirety in comparison with the total compensation package for executives in the Company's compensation assessment peer group and makes recommendations to the Committee as to any appropriate adjustments that should be made.

       Wilson Wilde was Chairman and Chief Executive Officer of the Company in 1994 until Mr. Kreh was elected Chief Executive Officer in April of 1994. Mr. Wilde retired from the Company on May 1, 1994. Mr. Wilde received one-fourth of his annual salary (which had not been increased since
1992) for this time period. He also received $88,978 for the Performance Period ending in 1994 under the Company's Long-Term Incentive Plan based on results achieved as described above for other executives. His award was prorated based on his actual service during the Performance Period. As a result of his retirement, Mr. Wilde did not receive awards under the 1985 Stock Option Plan or the Short-Term Incentive Plan for 1994.

       Effective for fiscal years beginning on or after January 1, 1994, publicly held corporations may not deduct certain types of compensation paid to the Chief Executive
Officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. Certain types of compensation are excluded from this limitation, including performance-based compensation paid under plans that are approved by stockholders and administered by outside directors.

       Based on the current provisions of this law, any compensation derived from the exercise of stock options or stock appreciation rights previously granted under the 1985

                              14

Stock Option Plan will be exempt from the limit on the corporate tax deduction. The proposed 1995 Stock Option Plan and the proposed amendment to the Long-Term Incentive Plan, both being presented for stockholder approval at the 1995 Annual Meeting, have been designed to meet the current provisions of the new law so that stock options and stock appreciation rights awarded under the 1995 Stock Option Plan and payouts made under the amended Long-Term Incentive Plan will also be excluded from the deduction limit. Under the current provisions of the law, compensation paid to executives during 1994 was fully deductible and the Company believes that all compensation paid to executives during 1995 will also be fully deductible.


Respectfully submitted by the Human Resources Committee of the Board of Directors of the Company

William B. Ellis (Chairman)
Colin G. Campbell
John A. Powers
Lois Dickson Rice

Joel B. Alvord (Committee member and Chairman during 1994
  until November 9, 1994)
E. James Ferland (Committee member during 1994 until
  November 9, 1994)

                               15

                     SUMMARY COMPENSATION TABLE

       The following table sets forth cash compensation for the five most highly compensated executive officers who are current executive officers, and two former executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                                              Annual Compensation                     Long-Term Compensation
- ----------------------------------------------------------------------------------------------------------------
                                                                                       Awards           Payouts
                                                                                      --------------------------
                                                                                              Securities
                                                                    Other      Restricted     Underlying             All Other
                                                                    Annual     Stock          Options     LTIP       Compen-
Name and Principal Position   Year            Salary(1) Bonus  Compensation(2) Award(s)(3)    (Number     Payouts(4) sation(5)
                                                                                              of shares)
- -----------------------------------------------------------------------------------------------------------------------------


Gordon W. Kreh, President     1994            $419,231  $157,500          0           0       50,000      $ 94,380   $ 7,210
 and Chief Executive Officer  1993            $246,731         0          0    $ 45,800       59,000      $ 15,069   $ 6,416
                              1992            $196,475  $ 28,000          0    $ 63,816       11,000      $  7,933   $ 3,027

Donald M. Carlton,            1994            $386,511  $160,000          0           0            0             0   $26,717
 Executive Vice President     1993            $384,384         0    $29,369    $ 45,800       23,700      $ 56,135   $28,115
                              1992            $384,123         0          0    $102,500       17,700      $100,068   $29,019

T. Skipwith Lewis             1994            $252,923  $ 40,000    $17,355           0       25,000      $ 39,040   $ 7,782
 Senior Vice President        1993            $242,923         0          0    $ 45,800       12,000      $ 19,065   $ 9,978
                              1992            $241,616  $ 24,000          0    $ 76,875       13,200      $ 42,126   $ 9,852

John J. Kelley                1994            $229,077  $ 75,000          0           0       25,000      $ 38,125   $ 6,737
 Senior Vice President        1993            $173,308         0          0    $ 34,350        9,000      $ 14,105   $ 8,555
                              1992            $173,077  $ 28,000          0    $ 58,938       10,200      $ 30,345   $ 8,434

Michael L. Downs(6)           1994            $180,442  $ 60,000          0           0       25,000      $  9,319   $ 7,160
 Senior Vice President

Wilson Wilde, former          1994            $173,077         0    $26,522           0            0      $ 88,978   $28,798
 Chairman and Chief           1993            $500,000         0          0    $143,125       43,000      $ 58,125   $36,180
 Executive Officer            1992            $510,577  $100,000          0    $256,250       38,000      $133,900   $36,016

Robert W. Trainer             1994            $243,846  $ 40,000    $13,642           0       25,000      $ 38,125   $ 7,160
 former Senior Vice           1993            $225,385         0          0    $ 45,800       11,000      $ 17,825   $ 8,555
 President, Treasurer         1992            $218,077  $ 32,000    $49,517    $ 74,313       12,700      $ 38,378   $ 8,434
 and Chief Financial
 Officer


(1) All employees of the Company (other than Dr. Carlton) received one additional paycheck in 1992 of their regularly scheduled bi-weekly salary amount due to the fact that there were twenty-seven pay periods in 1992 rather than the usual twenty-six. These amounts are reflected in the 1992 figures.

(2) The amounts shown in this column represent related tax benefits received upon exercise of stock options.

(3) The value of restricted stock shown in this column is calculated by multiplying the closing price of Company common stock on the date the restricted shares were granted by the number of shares awarded. Recipients are entitled to receive dividends on restricted stock to the extent paid on the Company's common stock generally. The total number of restricted shares held on 12/30/94 by each
                             16
of the named
executive officers, and the aggregate value of such shares, calculated by multiplying them by the closing price of Company common stock on such date, is as follows: Mr. Kreh:
2,000 shares, $79,750 aggregate value; Dr. Carlton: 2,800 shares, $111,650 aggregate value; Mr. Lewis: 2,300 shares, $91,713 aggregate value; Mr. Kelley: 1,750 shares, $69,781 aggregate value; Mr. Downs: 0 shares; Mr. Wilde: 0 shares; and Mr. Trainer: 2,250 shares, $89,719 aggregate value.

(4) The LTIP payouts column shows payouts made under the Company's Long-Term Incentive Plan for all executives other than Dr. Carlton. (Dr. Carlton's award is payable under Radian Corporation's Long-Term Incentive Plan.) More detailed information on the calculation of such awards is located in the Human Resources Committee Report on Executive Compensation located on page 10.

(5) The values listed in this column include the following amounts for 1994: a) Company contributions of $2,660 under the Company's Employee Stock Ownership Plan; b) Company contributions under the Company's Thrift Incentive Plan and interest accumulated on accounts in the Supplemental Thrift
Plan as follows (Dr. Carlton does not participate in these plans): Mr. Kreh, $4,550; Mr. Lewis, $5,122; Mr. Kelley,
$4,077; Mr. Downs, $4,500; Mr. Wilde, $4,500; and Mr.
Trainer, $4,500; c) Company contributions of $6,750 for Dr.
Carlton under the Radian Corporation 401(k) Thrift Plan; d)
$21,638 and $14,652 in life insurance premiums paid in 1994 on behalf of Mr. Wilde and Dr. Carlton, respectively, in order to fund the Company's prospective charitable contribution under the Company's Charitable Endowment
Program, described on page 7. Mr. Wilde and Dr. Carlton derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company.

(6) Compensation for Mr. Downs is reported beginning in 1994, when he became an executive officer of the Company.

                          17

STOCK OPTION AND LONG-TERM INCENTIVE PLAN TABLES

The following tables show information with respect to stock options and potential awards under the Company's Long-Term
Incentive Plan for the individuals named in the Summary
Compensation Table.

Option Grants in Last Fiscal Year (ended 12/31/94)

                                                                                              Potential Realizable
                                      Individual Grants                                       Value at Assumed Annual
                                                                                               Rates of Stock Price
                                                     Percent of                                 Appreciation for
                                       Number of     Total                                      Option Term(2)
                                       Securities    Options
                                       Underlying    Granted to       Exercise
                                       Options       Employees        or Base      Expira-
Name                                   Granted       in Fiscal        Price        tion
                                         (1)         Year             ($/Share)    Date          5%             10%

- --------------------------------------------------------------------------------------------


Gordon W. Kreh                         50,000         16.4%           $46.31       4/18/2001   $942,500   $2,197,000
Donald M. Carlton                           0
T. Skipwith Lewis                      25,000          8.2%           $46.31       4/18/2001   $471,250   $1,098,500
John J. Kelley                         25,000          8.2%           $46.31       4/18/2001   $471,250   $1,098,500
Michael L. Downs                       25,000          8.2%           $46.31       4/18/2001   $471,250   $1,098,500
Wilson Wilde                                0
Robert W. Trainer                      25,000          8.2%           $46.31          (3)            (3)            (3)


(1) Options granted are nonstatutory stock options. The exercise price of the option is equal to the fair market value of the stock on the date of the grant. Payment for the shares as to which an option is exercised may be made in cash or in shares of Company common stock or a combination of cash and stock. These options may not be exercised any earlier than one year or any later than seven years from the date of the grant. Participants will be permitted to satisfy any federal, state or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year, compounded annually, for a period of seven years (the life of the options). These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) These options expired upon Mr. Trainer's termination of employment with the Company.

                             18

Aggregated Option Exercises in Last Fiscal Year (ended 12/31/94)
and FY-End Option Values
                                                            Number of
                                                            Securities               Value of
                                                            Underlying               Unexercised In-
                                                            Unexercised              the-money
                        Shares                              Options at               Options at
                        Acquired on         Value           Fiscal Year-end          Fiscal Year-end
Name                    Exercise            Realized              (#)                     ($)
                           (#)                ($)           Exercisable/             Exercisable/
                                                            Unexercisable            unexercisable

- ----------------------------------------------------------------------------------------------------

Gordon W. Kreh              0                  $0            70,000/50,000                $0/$0
Donald M. Carlton           0                  $0            63,400/0                     $0/$0
T. Skipwith Lewis       3,900             $44,626            41,500/25,000                $0/$0
John J. Kelley              0                  $0            30,000/25,000                $0/$0
Michael L. Downs            0                  $0             2,300/25,000                $0/$0
Wilson Wilde            9,400             $68,197           124,000/0                     $0/$0
Robert W. Trainer       3,000             $35,077            47,600/0                     $0/$0




Long-Term Incentive Plan -- Awards in Last Fiscal Year (ended 12/31/94)

                                                         Estimated Future Payouts under Non-stock
                          Number of     Performance                   Price-based Plans(2)
                          Shares,       or Other
                          Units or      Period Until
                          Other         Maturation or
Name                      Rights (1)    Payout           Threshold(#) Target(#)      Maximum(#)
- ------------------------------------------------------------------------------------------------


Gordon W. Kreh             *            1994-1996          2,823        3,714           5,943
Donald M. Carlton          n/a          1994-1996        $70,338      $92,550        $148,080
T. Skipwith Lewis          *            1994-1996          1,055        1,388           2,221
John J. Kelley             *            1994-1996          1,040        1,368           2,188
Michael L. Downs           *            1994-1996            848        1,116           1,785
Wilson Wilde               *            1994-1996            357          470             752
Robert W. Trainer          *            1994-1996            329          433             692


(1) The actual number of performance units awarded at the end of each period, if any, is not yet determinable because the number of units earned will be based on Company performance during the Performance Period as described below.

(2) For all individuals other than Dr. Carlton (whose award would be payable in cash under Radian Corporation's Long-Term Incentive Plan), represents the potential number of Performance Contingent Units that may be awarded to participants for the 1994-1996 Performance Period for the indicated levels of performance under the terms of the Long-Term Incentive Plan, as amended subject to stockholder approval, a detailed description of which is contained in the Human Resources Committee Report on Executive Compensation on page 10. If the threshold, target or maximum goals are reached, payouts under the plan will be made in shares of Company common stock (which may be restricted shares) at the end of the Performance Period, or its corresponding cash value at that time. Awards are prorated for length of service during the Performance Period, and for varying degrees of performance between the threshold and maximum levels of performance. (For the Performance
                         19

Period that ended on December 31, 1994, payouts were made as indicated in the Summary Compensation Table located on page 16).

Retirement Plans

The following table shows the estimated annual amounts payable on a life annuity basis to a participant retiring on 12/31/94 at age 65 under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on compensation that is covered under the plans and years of service with the Company. All executives, other than Dr. Carlton, participate in these plans. Dr. Carlton is a participant in the Radian Corporation plans described below. (A small portion of Mr. Kreh's annual retirement benefit as calculated pursuant to the table shown below will be paid from The Boiler Inspection and Insurance Company of Canada's retirement plan due to Mr. Kreh's initial service and earnings with that affiliate.)


  Final                                   Years of Service
 Average                                  ----------------
Earnings              15             20               25            30               35            40
- -------------------------------------------------------------------------------------------------------

   100,000          22,176          29,569          36,961         39,961         42,961         45,961

   200,000          46,176          61,569          76,961         82,961         88,961         94,961

   300,000          70,176          93,569         116,961        125,961        134,961        143,961

   400,000          94,176         125,569         156,961        168,961        180,961        192,961

   500,000         118,176         157,569         196,961        211,961        226,961        241,961

   600,000         142,176         189,569         236,961        254,961        272,961        290,961

   700,000         166,176         221,569         276,961        297,961        318,961        339,961

   800,000         190,176         253,569         316,961        340,961        364,961        388,961

   900,000         214,176         285,569         356,961        383,961        410,961        437,961

 1,000,000         238,176         317,569         396,961        426,961        456,961        486,961

 1,100,000         262,176         349,569         436,961        469,961        502,961        535,961

 1,200,000         286,176         381,569         476,961        512,961        548,961        584,961

 1,300,000         310,176         413,569         516,961        555,961        594,961        633,961

 1,400,000         334,176         445,569         556,961        598,961        640,961        682,961

 1,500,000         358,176         477,569         596,961        641,961        686,961        731,961

 1,600,000         382,176         509,569         636,961        684,961        732,961        780,961

 1,700,000         406,176         541,569         676,961        727,961        778,961        829,961

 1,800,000         430,176         573,569         716,961        770,961        824,961        878,961

 1,900,000         454,176         605,569         756,961        813,961        870,961        927,961


Benefits payable under the Company's Retirement Plan are based on the average of the participant's highest three consecutive years of earnings in the 5-year period before retirement, and on years of service. Earnings covered under the plan include compensation

                            20
listed in the Summary
Compensation Table under the "Salary", "Bonus", "Restricted Stock Awards" and "LTIP Payouts" columns. (Restricted stock awards are included in the year the shares vest due to the expiration of the restricted period of time, based on the fair market value of the shares on the vesting date, as opposed to the grant date values listed in the Summary Compensation Table. Restricted stock awarded after January 1, 1994 is not included in the definition of earnings under the plan.) Covered compensation and credited years of service as of December 31, 1994 for the individuals named in the Summary Compensation Table (other than Dr. Carlton, who does not participate in these plans) are as follows: Mr.
Kreh: $324,480, 24 years; Mr. Lewis: $472,033, 14 years; Mr.
Kelley: $332,989, 23 years; Mr. Downs: $191,665, 22 years;
Mr. Wilde: $1,565,416, 40 years; and Mr. Trainer: $415,084,
24 years.

       In addition, executive officers (other than Dr. Carlton) are covered under a supplemental retirement/death benefit program. The program is currently funded, in part, by insurance contracts on each covered officer's life. The Company owns the cash values and is a beneficiary under the policies. Under the terms of the program, if an executive officer should die prior to his retirement, his beneficiary will be entitled to one of the following two options that has been selected by the officer: 1) an annual death benefit equal to 50% of the officer's base salary for fifteen years; or 2) three times the officer's base salary at the time of his death. At retirement the officer is entitled to an annual retirement supplement equal to 35% of the officer's base salary for fifteen years. Participants who entered the program prior to January 1, 1994 are entitled to choose one of the following benefits in lieu of the 35% annual retirement supplement: 1) a paid-up insurance policy equal to three times the officer's base salary; or 2) the cash value of the insurance contract used to fund the benefit. Premiums paid for 1994 on behalf of the individuals named in the Summary Compensation Table (other than Dr. Carlton, who does not participate in this program) were as follows: Mr. Kreh, $10,301; Mr. Wilde, $102,946; Mr. Lewis, $32,021; Mr. Kelley, $13,000; and Mr. Trainer, $20,000.

       Dr. Carlton is covered under two supplemental executive retirement programs with Radian Corporation. Under the first program, he will receive, if he remains employed by Radian Corporation until his retirement at age 65, the total sum of $400,000 paid out over a period of ten years.
Premiums paid in 1994 on Dr. Carlton's behalf for life insurance to fund this benefit were $9,087. Under the second program, Dr. Carlton will receive a target annual benefit of $159,569 if he retires on or after age 65. The benefit will be reduced if he retires prior to age 65.


Employment Arrangements

       The members of the Board of Directors believe that it is in the best interests of the stockholders for the Company to have employment agreements with each of the executive officers (and certain other key employees) to encourage them to remain in the Company's employ during the uncertain times which attend a change in control of the Company. Each of the executive officers of the Company has entered into such an agreement. The
                           21
agreements obligate the officer to remain in the employment of the Company for six months following a change in control of the Company. Under the agreements, a change in control shall be deemed to have occurred if (i) any "person" is or becomes the "beneficial owner" (as such terms are defined in the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election or election of each director, who was not a director at the beginning of the period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. If an officer is dismissed from the Company for any reason other than retirement, disability or defalcation within the six-month period, or if an officer leaves voluntarily or is dismissed from the Company for any reason other than retirement, dis-ability or defalcation after the six-month period, he is entitled to receive 299% of his average annualized base salary and bonuses for the five years preceding the change in control. The Company has established a trust (presently unfunded) pursuant to which payments under these agreements and certain other benefit plans will be paid in the event of a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Alvord, Mr. Campbell, Mr. Ellis, Mr. Powers, Dr. Vatter, Mrs. Rice and Mr. Ferland, none of whom is an employee of the Company or a subsidiary, served on the Human Resources (formerly Compensation) Committee of the Board of Directors of the Company in 1994. Mr. Alvord, Chairman, Chief Executive Officer and a director of Shawmut National Corporation, was Chairman of the Committee until November 1994 when he was replaced by Mr. Ellis. Mr. Wilde, Chairman and Chief Executive Officer of the Company until April 1994, serves on the Board of Shawmut National Corporation.
Shawmut Bank, a subsidiary of Shawmut National Corporation, performed various services for the Company in 1994, among which were acting as the trustee for the Company's Thrift Incentive Plan, the Retirement Plan and the Employee Stock Ownership Plan. The Company and certain of its subsidiaries also maintained various accounts with Shawmut Bank during 1994. In the opinion of the Company, the fees for these services were comparable to those charged by other financial institutions. The Company and its subsidiaries maintain banking relationships with various other financial institutions.

       In 1985 the trustee for the Employee Stock Ownership Plan (ESOP) borrowed $5,000,000 from Shawmut Bank to purchase stock from the Company to fund the trust established under the plan. The ESOP trustee also borrowed $10,000,000 from Massachusetts Mutual Life Insurance Company for this purpose. Mr. Dooley is a consultant to Massachusetts Mutual Life Insurance Company and was, until his retirement in 1993, Executive Vice President and Chief Investment Officer of that company. Both loans were for ten-year terms and were guaranteed by the Company. The Company believes that such

                              22
loans were made on substantially
the same terms and interest rates as those prevailing at other lending institutions for comparable transactions.


                     PERFORMANCE GRAPH

The following line-graph compares cumulative, five-year shareholder returns on Company common stock on an indexed basis with the S&P 500 Stock Index and the S&P 500
Property/Casualty Insurance Index, based on an initial investment on December 31, 1989 of $100.


                        1989      1990      1991      1992      1993      1994
- ---------------------------------------------------------------------------
Hartford Steam Boiler   100       94.24     115       121.3     96.28     90.33
S&P 500                 100       96.89     126.42    136.05    149.76   151.74
S&P Property/Casualty   100       97.71     122.33    143.26    140.73   147.62



                      PROPOSAL 2

PROPOSAL TO ADOPT THE 1995 STOCK OPTION PLAN

       On January 23, 1995 the Board of Directors voted in favor of the 1995 Stock Option Plan subject to the approval of stockholders at their 1995 Annual Meeting.

       The Company's 1985 Stock Option Plan will expire on
April 15, 1995.  The Board of Directors approved the new
1995 Stock Option Plan because it believes that the 1985
Stock Option Plan has been of substantial value in
facilitating the efforts of the Company to attract and
retain key employees of outstanding ability by providing
them an opportunity
                      23

to acquire a proprietary interest in the Company and by giving them an additional incentive to remain with the Company and to use their best efforts on its behalf. The structure of the proposed 1995 Stock Option Plan is similar to that of the 1985 Stock Option Plan, with modifications made primarily to incorporate changes in tax and accounting laws enacted since stockholders approved the most recent amendment to the 1985 Stock Option Plan in April of 1992.

       The following is a summary of the material features of the 1995 Stock Option Plan (the "plan"). This summary is qualified in its entirety by reference to the complete text of the plan which is attached hereto as Exhibit A. If approved by stockholders at the 1995 Annual Meeting, the 1995 Stock Option Plan will become effective immediately and will expire on April 17, 2005.

       The closing price of Company common stock on the New
York Stock Exchange on February 1, 1995 was $42.125.

General

       Executive and middle management employees of the Company or its subsidiaries will be eligible to participate in the plan. The Board estimates that approximately two hundred persons will participate in the plan. Participants will be recommended by their management. Under the proposed plan, the Human Resources Committee of the Board of Directors, as Plan Administrator (the "Committee"), will be authorized to grant incentive and nonstatutory stock options, stock appreciation rights in tandem with such options and restricted stock awards to eligible employees.

       A maximum of 850,000 shares of common stock of the Company have been reserved for issuance under the plan. No single participant may be granted awards pursuant to the plan covering in excess of 100,000 shares of the Company's common stock in any calendar year. The plan will permit adjustments, in the Board of Directors' discretion, in the number of shares of common stock authorized to be issued in the event of stock splits, stock dividends and other changes in the capitalization of the Company. The plan provides that preferred stock may be issued in lieu of common stock. The Company has no present intention to issue preferred stock pursuant to the plan. Shares of common stock issued under the plan may be authorized but unissued shares, treasury shares or shares previously purchased on behalf of the Company.

       The Committee will be responsible for determining the type and particular provisions of awards for eligible employees and will be responsible for interpreting the plan and for issuing such rules as are necessary for its administration. The Committee is composed of directors who are ineligible to participate in the plan.

       Under the terms of the plan, the Board of Directors will be permitted to amend, suspend or discontinue the plan except that no amendment may be made without the approval of stockholders which will increase the number of shares reserved for options and restricted stock awards under the plan, change the class of persons eligible to
                          24

participate, permit an option grant at a price less than fair market value or extend the term of the plan or the term during which an option may be granted or exercised.

Option Grants

       The plan provides that the option price of both incentive and nonstatutory stock option grants will not be less than the fair market value of the Company's common stock on the date an option is granted. The fair market value is defined as the average of the high and low prices per share of the Company's common stock as quoted by the New York Stock Exchange Composite Transaction Reporting System.

       The specific terms of an option grant to a plan participant will be determined by the Committee. However, in no event may an option be exercised within one year of, or beyond ten years from, the date of the grant. In addition, no option or associated stock appreciation right may be exercised more than two years after termination of the participant's employment, if such termination occurred by reason of the death, disability or retirement of the participant. If termination of employment occurs for any other reason (other than termination for cause) no option or associated stock appreciation right may be exercised more than three months following the date of termination. However, if the participant dies within this three-month period, the participant's beneficiary will be permitted to exercise the option or stock appreciation right within one year of the date of termination of employment. No option may be exercised by a participant or a beneficiary beyond the term specified in the option grant. Options and stock appreciation rights will generally be nontransferable during the lifetime of the participant, except that the Committee may, in its discretion, grant nonqualified stock options that may be transferred pursuant to a qualified domestic relations order, or to an immediate family member or a trust for the benefit of an immediate family member. Payment for the shares as to which an option is exercised will be made in cash, or if permitted by the Committee, in shares of Company common stock that have been held by the participant for at least six months, or a combination of cash and stock. The Committee may permit participants to satisfy, in whole or in part, any federal, state, or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

       Under the terms of the plan, an option grant may, in the discretion of the Committee, also include a stock appreciation right which will entitle a participant to surrender the option, in whole or in part, and receive in exchange an amount equal to the excess of the fair market value, on the date of surrender, of the shares covered by the option over the option price of such shares. This excess may be paid in shares of Company common stock, cash or a combination of both, in the discretion of the Committee.

                        25

Restricted Stock Awards

       A restricted stock award is an award of common shares that may not be sold, assigned, transferred, or otherwise encumbered, except by will or the laws of descent and distribution, for a period (the "restricted period") of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted. The Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period.

       During the restricted period, the participant is the registered owner of the shares and is entitled to receive dividends with respect to such stock and to vote such shares, but participants do not receive stock certificates. If during the restricted period the participant's continuous employment terminates for any reason (other than by reason of death, disability or retirement), any shares remaining subject to restrictions are forfeited by the participant and transferred at no cost to the Company, provided however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of employment. When the restricted period ends, the restrictions on the shares lapse and the stock certificates are delivered to the participant. The Committee may permit participants to satisfy, in whole or in part, any federal, state, or local tax requirements due upon the lapse of such restrictions by delivering already-owned Company common stock or by directing the Company to retain common stock otherwise issuable to the participant upon the lapse of such restrictions, having a fair market value equal to the amount of the tax.

Federal Income Tax Consequences

       A participant is not taxed upon the grant of a Nonstatutory Stock Option (NSO). Upon the exercise of an
NSO, the participant is taxed at ordinary income rates on the difference between the fair market value of the shares on the date of exercise and the option price. The Company is entitled to a tax deduction equal in amount to the ordinary income recognized by the participant. The participant's basis in the common stock acquired upon exercise of an NSO is equal to the option price plus the amount of ordinary income recognized.

       A participant does not recognize any income for Federal income tax purposes upon either the grant or timely exercise of an Incentive Stock Option (ISO). However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax.

       If the participant holds the shares purchased through the exercise of the ISO for two years from the date of the grant of the option and one year from the exercise date, the participant will be eligible for long-term capital gains treatment on the sale of the shares
                               26
equal to the difference
between the amount realized on the sale and the option price. The Company is not entitled to a tax deduction in this event. If the participant disposes of the shares within two years from the date of grant or within one year from the exercise date (a "disqualifying disposition"), the participant will be subject to ordinary income tax treatment on the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on disposition. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the participant.

       The Committee may, in its discretion permit a participant to deliver previously acquired shares in payment for the option price of an NSO or ISO. If the participant uses shares of common stock to pay the option price of an NSO, gain or loss is not recognized on the exchange to the extent that the number of shares received does not exceed the number turned in as payment. The shares received in the exchange have the same basis and holding periods as the shares used for payment. Any additional shares received upon the exercise of an NSO have a tax basis equal to the amount of ordinary income realized by the participant and holding period beginning on the date of exercise.

       If the participant uses shares of common stock to pay the option price of an ISO, gain or loss is not generally recognized on the exchange. The equivalent number of shares received in exchange for the shares turned in have the basis and holding period of the shares turned in for capital gain or loss purposes. Any additional shares received have a zero basis with a holding period beginning on the exercise date. However, if common stock acquired upon a prior exercise of an ISO is transferred in payment for the subsequent exercise of an ISO or NSO, before the requisite holding periods for the surrendered shares have been met, the optionee will recognize ordinary income on the gain resulting from the disposition of such shares. "Gain" for this purpose is defined as the lesser of 1) the difference between the fair market value of the stock on the date of exercise of the first option and the option price of the first option, or 2) the fair market value of the stock on the date of exercise of the second option and the option price of the first option.

       Upon the exercise of a Stock Appreciation Right (SAR) a participant will be subject to ordinary income tax treatment on the cash plus the fair market value of shares of Company common stock received. The Company will be entitled to a tax deduction in the same amount as the ordinary income realized by the participant. A participant's basis in any stock acquired upon the exercise of an SAR is equal to the amount of ordinary income recognized excluding any cash received.

       In the case of a restricted stock award, a participant is not taxed upon the grant of any such award, but rather, the participant realizes ordinary income in an amount equal to the fair market value of the Company's common stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue
Code). The Company is entitled to a deduction at the time and in the amount that the participant realizes ordinary income, unless such amount exceeds the limit on compensation payable to executives pursuant to Section 162(m) of the
Code.  A participant may elect under
                            27

Section 83(b) of the
Internal Revenue Code (not later than 30 days after acquiring such restricted shares) to realize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to realize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

New Plan Benefits

       It cannot be determined at this time what benefits or amounts, if any will be received by or allocated to any person or group of persons under the plan if the plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the plan had been in effect.

Stockholder Vote Required for Approval

       Approval of Proposal 2 requires the affirmative vote of the majority of the votes represented at the meeting.

       The Board of Directors unanimously recommends a vote
FOR Proposal 2.

                      PROPOSAL 3

PROPOSAL TO AMEND AND RESTATE THE LONG-TERM INCENTIVE PLAN

       On January 23, 1995, the Board of Directors of the Company adopted, subject to stockholder approval, amendments to the Long-Term Incentive Plan (the "plan") effective for the plan year beginning January 1, 1994. The Board adopted the amended and restated plan in an effort to further link Company performance, including stockholder return, with compensation paid to executives, by making payouts partially based on the performance of Company common stock over the measurement period. In addition, the plan has been designed to comply with recent tax law changes which impose limits on the ability of a public company to claim tax deductions paid to the chief executive officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. By approving the amended and restated Long-Term Incentive Plan, stockholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein. If the proposed amendment is approved, a maximum of 150,000 shares of common stock of the Company will be reserved for issuance under the plan. The affirmative vote of a majority of the votes represented at the meeting is required to approve the amended Long-Term Incentive Plan.

                            28

       The following is a summary of the material features of the Long-Term Incentive Plan, as amended and restated. This summary is qualified in its entirety by reference to the complete text of the plan which is attached hereto as Exhibit B. If approved by stockholders at the 1995 Annual Meeting, the amended and restated Long-Term Incentive Plan will become effective as of January 1, 1994 and will expire on December 31, 1998.

Administration

       The Plan will be administered by the Human Resources Committee of the Board. Under the proposed plan as amended, the Committee shall have the authority to designate officers and employees to whom awards may be granted, and to determine the terms and conditions of any such awards. The Committee shall also have the authority to adopt guidelines for carrying out the plan as it may deem appropriate, and is authorized to interpret the terms of the plan.

Eligibility

       All Senior Officers of the Company (presently defined as Chief Executive Officer, President, Executive Vice President, Senior Vice President, Corporate Secretary and Treasurer) other than any individual expressly excluded by the Committee, will be eligible under the plan. (Dr. Carlton, an Executive Vice President of the Company, has been expressly excluded from eligibility by the Committee due to the fact that he is eligible for long term compensation under Radian Corporation's Long-Term Incentive Plan.) The Committee also has the authority to designate certain other officers or key employees of the Company as participants in the plan. The number of individuals currently eligible to participate in the plan is ten.

Plan Features

       Prior to or within ninety days (or such shorter period as is required under Section 162(m) of the Internal Revenue
Code) following the commencement of each three-year Performance Period, the Committee shall establish in writing, for each participant (or for all participants as a group), specific Performance Goals based on one or more of the following Performance Measures: combined ratio; expense ratio; net income per share; return on equity; total stockholder return; return on assets; revenues; operating margin; increase in book value; and market share. For each Performance Goal, an award schedule of Performance
Contingent Units shall be established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company common stock on the first trading date of the Performance Period. Performance Contingent Units are defined as the right to receive up to 100% of the value of shares of common stock of the Company, which value may be paid in cash or shares (including restricted shares) of common stock of the Company as determined by the Committee.

                                 29

       The actual Performance Contingent Award to be paid to a participant at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. The maximum award of Performance Contingent Units for any participant for a Performance Period cannot exceed 60% of the participant's base salary divided by the fair market value of Company common stock on the first trading day of the Performance Period. Awards are prorated for actual length of service during the Performance Period. Payments made under the plan relating to any Performance Period for a participant shall not exceed $1 million. Following the end of a Performance Period, the Committee shall ascertain and certify in writing whether and the degree to which the Performance Goals for such period have been met. Any payments shall be made in cash, in shares of Company common stock (which may either be restricted or not), as determined by the Committee. At the discretion of the Committee, Dividend Equivalents may be paid in conjunction with payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company common stock. The Committee shall have the authority to reduce awards otherwise payable to participants but shall not have the authority to increase any award calculated under the terms of the plan.

Amendment of Plan

       Under the terms of the plan, the Committee will be permitted to amend, suspend or discontinue the plan except that no amendment may be made without the approval of stockholders to the extent such approval is required under Rule 16b-3 of the Securities Exchange Act or Section 162(m) of the Internal Revenue Code in order for the plan to continue to meet the requirements of such provisions.

New Plan Benefits

       The actual Performance Contingent Award to be paid to a participant at the conclusion of the Performance Period will be based on the level of attainment of the Performance Goals established for such period. No awards have yet been earned by any participant since the requisite Performance Period has not yet passed. The table below represents the Performance Contingent Award that would have been earned by the individuals and groups indicated by using the performance criteria established for the plan and based upon the performance of the Company for the Performance Period ending in 1994. Thus the "awards" shown below were not actually made to, or earned by any participant, but are based partially on results achieved in 1994 and on the Performance Contingent Award that may be earned for the 1994-1996 Performance Period as shown in the Long-Term Incentive Plan table on page 19.

                         30

Name and Position                   Number of Units
- ----------------------------------------------------

Gordon W. Kreh, President and           2,266
 Chief Executive Officer
Donald M. Carlton, Executive                0
 Vice President
T. Skipwith Lewis, Senior Vice            847
 President
John J. Kelley, Senior Vice               834
 President
Michael L. Downs, Senior Vice             681
 President
Wilson Wilde, former Chairman and         287
 Chief Executive Officer
Robert W. Trainer, former Senior          264
 Vice President, Treasurer and
 Chief Financial Officer
All Current Executive Officers
as a Group                              6,104
Non-Executive Director Group                0
Non-Executive Officer Employee Group        0

Stockholder Vote Required for Approval

       Approval of Proposal 3 requires the affirmative vote of the majority of the votes represented at the meeting.

       The Board of Directors unanimously recommends a vote
FOR Proposal 3.

                      PROPOSAL 4

       APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors recommends that the firm of Coopers & Lybrand be appointed as independent public accountants for the Company for the year ending December 31, 1995. Coopers & Lybrand has served as the Company's independent public accountants since 1965.

       Representatives of Coopers & Lybrand will be present at the meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by stockholders.

       Unless otherwise directed, the shares represented by the enclosed proxy card will be voted for the appointment of Coopers & Lybrand as independent public accountants for 1995. The affirmative vote of a majority of the votes represented at the meeting is required for approval of their appointment.

       The Board of Directors unanimously recommends a vote
FOR Proposal 4.

                           31

                      PROPOSAL 5

                 STOCKHOLDER PROPOSAL

       Ms. Linda Koza, holder of 14,180 shares of Company common stock, advises that she intends to present for consideration and action at the 1995 Annual Meeting the following resolution:

       RESOLVED:  That the shareholders of Hartford Steam
Boiler Inspection and Insurance Co. recommend that the Board of Directors take the steps necessary to provide the election of directors ANNUALLY instead of the stagger system which exists.

Proponent's Supporting Statement

       Reasons: A great majority of New York Stock Exchange listed corporations elect all their directors each year.

       This insures greater accountability by ALL Directors to ALL shareholders each year. This insures that the Board serves shareholder interests and does not seek to preserve the status quo and its self perpetuation.

       If you AGREE, please mark FOR on your proxy for Proposal 5.

Statement in Opposition to Proposal

       The current classified structure of the Board has been in existence since the Company was incorporated in 1866.
The Board believes that the classified structure is in the best interests of the Company and its stockholders because of the important benefits it provides to both the Company and its stockholders. Continuity and stability in the management of Company affairs is enhanced by having directors who serve three-year rather than one-year terms.
In addition, as a classified board, the Board can represent more effectively the interests of the Company's stockholders in a variety of circumstances, including responding to situations created by demands or actions by a minority stockholder or group, proponents of a takeover or restructuring or other extraordinary corporate actions.

       It should be noted that adoption of this proposal would not in itself eliminate Board classification, which would require that an amendment to the Charter of the Company be presented to stockholders for action at a future stockholders' meeting. Approval of that amendment by not less than 80% of the outstanding shares entitled to vote would be required for the current system to be eliminated, unless the Board of Directors were to recommend such an amendment, in which case approval of not less than 50% of the outstanding shares entitled to vote would be required in order for the change to be made.

       The affirmative vote of a majority of the votes represented at the meeting is required for approval of this proposal.

       The Board of Directors unanimously recommends a vote
AGAINST Proposal 5.

                            32

               DEADLINE FOR STOCKHOLDER PROPOSALS

       Stockholders who wish to submit written proposals for possible inclusion in next year's proxy statement must make certain that they are received no later than October 31, 1995. Proposals should be sent to the Corporate Secretary, The Hartford Steam Boiler Inspection and Insurance Company, One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024.

         OTHER BUSINESS TO COME BEFORE THE MEETING

       The management does not know of any matters to be presented for consideration at the meeting other than the matters described in the Notice of Annual Meeting; but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

           ADDITIONAL INFORMATION AVAILABLE

       THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY RECEIVE A COPY OF THE 10-K BY SENDING A WRITTEN REQUEST TO THE OFFICE OF THE TREASURER, THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024.

                     By Order of the Board of Directors,


                     R. K. PRICE
                     Corporate Secretary

                               33

                                                  Exhibit A

THE HARTFORD STEAM BOILER INSPECTION
       AND INSURANCE COMPANY
      1995 STOCK OPTION PLAN


ARTICLE I - PLAN ADMINISTRATION AND ELIGIBILITY

1.1    Purpose of Plan

       The purpose of the 1995 Stock Option Plan is to attract and retain persons of ability as employees of the Company and its Subsidiaries and to motivate such employees to exert their best efforts to contribute to the long-term growth of the Company by encouraging ownership in the Company. The Plan is further designed to promote a closer identity of interest between key employees and the Company's shareholders.

1.2    Definitions

       a. "Appreciation" shall mean the excess of the Fair Market Value of a share over the specified option price per share multiplied by the number of shares subject to the option or portion thereof which is surrendered.

       b. "Beneficiary" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Optionee. In the case where a Participant's right to shares of Restricted Stock vest as provided in
              Section 2.5(d) on or prior to the Participant's date of death, the term "Beneficiary" shall also mean the legal representative of the estate of the Participant or the person or persons who shall acquire the right to such vested shares of Stock by bequest or inheritance or by reason of the death of such Participant.

       c. "Board" shall mean the Board of Directors of the Company.

       d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

       e.     "Committee" shall mean the Human Resources
              Committee of the Board or any future committee of the Board performing similar functions.

       f.     "Company" shall mean The Hartford Steam Boiler
              Inspection and Insurance Company.

       g. "Disability" shall mean any condition which would entitle an employee of the Company or a Subsidiary to receive benefits under the Company's Long-Term Disability Plan or any long-term disability plan maintained by the Subsidiary.

       h.     "Exchange Act" shall mean the Securities Exchange
              Act of 1934, as amended.

                                 34

       i. "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee, in its sole discretion.

       j. "Incentive Stock Option" shall mean an option described in Section 422 of the Code.

       k. "Nonstatutory Stock Option" shall mean an option which does not qualify as an Incentive Stock Option under Section 422 of the Code.

       l. "Optionee" shall mean an employee of the Company or a Subsidiary to whom an option is granted.

       m. "Participant" shall mean an employee of the Company or a Subsidiary to whom an option is granted or to whom Restricted Stock is awarded.

       n.     "Plan" shall mean The Hartford Steam Boiler
              Inspection and Insurance Company 1995 Stock Option
              Plan, as amended.

       o. "Restricted Stock" shall mean one or more shares of Stock awarded to an eligible employee under Section
              2.5 of the Plan and subject to the terms and conditions set forth in Section 2.5.

       p. "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan or any
              Subsidiary's retirement plan.

       q.     "Stock" shall mean the Common Stock of the Company.

       r. "Stock Appreciation Right" shall mean a right to surrender to the Company all or any portion of an option and, as determined by the Committee, to receive in exchange therefor cash or whole shares of Stock (valued at current Fair Market Value) or a combination thereof having an aggregate value equal to the excess of the current Fair Market Value of one (1) share over the option price of one (1) share specified in such option grant multiplied by the number of shares subject to such option or the portion thereof which is surrendered.

       s. "Subsidiary" shall mean any corporation of which at least 50% of the voting stock is owned by the Company and/or one or more of the Company's other
              Subsidiaries.

1.3    Administration

       The Plan shall be administered by the Committee as defined herein. No member of the Committee shall be eligible to be granted an option under the Plan. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside
                              35
       director" within the
       meaning of Section 162(m) of the Code. The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any Incentive Stock Options granted hereunder. In addition, the Committee shall have the authority to designate the employees who shall be granted options and awarded Restricted Stock under the Plan and the amount and nature of the options, related rights and awards to be granted to each such employee. All interpretations of the Plan or of any options, related rights or awards issued under it made by the Committee shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

1.4    Eligibility

       Executive and middle management employees of the Company or its Subsidiaries shall be eligible to receive grants of stock options and awards of Restricted Stock under the Plan.

1.5    Stock Subject to the Plan

       a. The maximum number of shares which may be optioned or awarded under the Plan shall be 850,000 shares of Stock. Preferred Stock may be used in lieu of grants of Stock under the Plan subject to further authorization of the Board of the Company. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Restricted Stock in any single calendar year for more than 100,000 shares of Stock. The limitation on the number of shares which may be optioned or awarded under the Plan or to an individual Participant shall be subject to adjustment under Section 3.2 of this Plan.

       b. If any outstanding option under the Plan for any reason expires, lapses or is terminated, the shares of the Stock which were subject to such option shall be restored to the total number of shares available for grant pursuant to the Plan. Shares as to which there is a surrender in whole or in part of an option upon the exercise of a Stock Appreciation Right shall not again be available for grant pursuant to the Plan. Stock delivered upon the exercise of a Stock Appreciation Right shall not be charged against the number of shares of Stock available for the grant of options.

       c. Upon the exercise of an option or a Stock Appreciation Right, or payment of a Restricted Stock award, the Company may distribute authorized but unissued shares, treasury shares or shares previously repurchased on behalf of the Company through a broker or other independent agent designated by the Committee. Such repurchases shall be subject to such rules and procedures as the Committee may establish hereunder and shall be consistent with such conditions as may be prescribed from time to time by law or by the Securities and Exchange Commission
                                    36


              ("SEC") in any
              rule or regulation or in any exemptive order or no-action letter issued by the SEC to the Company or the broker with respect to the making of such purchase or otherwise.

ARTICLE II - OPTIONS, STOCK APPRECIATION RIGHTS AND
RESTRICTED STOCK

2.1    Granting of Options

       The Committee may grant Incentive Stock Options (ISOs), Nonstatutory Stock Options or any combination thereof, provided that the aggregate Fair Market Value (determined at the time the option is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under this Plan and any other option plan of the Company or its Subsidiaries) shall not exceed $100,000. No such maximum limitation shall apply to Nonstatutory Stock Options.

2.2    Terms and Conditions of Options

       Each option granted under the Plan shall be authorized by the Committee and shall be evidenced by an instrument delivered to the participant, in a form approved by the Committee, containing the following terms and conditions and such other terms and conditions as the Committee may deem appropriate.

       a. Option Term - Each option shall specify the term for which the option thereunder is granted and shall provide that the option shall expire at the end of such term. In no event shall any option be exercisable any earlier than one year after the date of such grant. The Committee shall have authority to grant options exercisable in cumulative or non-cumulative installments. No option shall be exercisable after the expiration of ten years from the date upon which such option is granted.

       b. Option Price - The option price per share shall be determined by the Committee at the time an option is granted, and shall not be less than the Fair Market Value of one share of Stock on the date the option is granted.

       c.     Exercise of Option -

              1) Options may be exercised only by written notice to the Company accompanied by the proper amount of payment for the shares.

              2) The Committee may postpone any exercise of an option or a Stock Appreciation Right or the delivery of Stock following the lapse of certain restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence
                     (i) to effect or maintain registration of the Plan or the shares issuable upon the exercise of the option or the Stock Appreciation Right or the
                              37

                     lapse of certain restrictions respecting awards of Restricted Stock under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any option or any provision of the Plan to recognize the exercise of an option or the exercise of a Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock to sell or issue shares in violation of said Act or of the law of the government having jurisdiction thereof. Any such postponement shall not extend the term of an option; neither the Company nor its directors or officers shall have any obligation or liability to the Optionee of an option or Stock Appreciation Right, or to the Optionee's Beneficiary with respect to any shares as to which the option or Stock Appreciation Right shall lapse because of such postponement.

              3) To the extent an option is not exercised for the total number of shares with respect to which such options become exercisable, the number of unexercised shares shall accumulate and the option shall be exercisable, to such extent, at any time thereafter, but in no event later than ten years from the date the option was granted or after the expiration of such shorter period (if any) which the Committee may have established with respect to such option pursuant to Subsection (a) of this Section 2.2.

       d. Payment of Purchase Upon Exercise - Payment for the shares as to which an option is exercised shall be made in one of the following ways:

              1) payment in cash of the full option price of the shares purchased;

              2) if permitted by the Committee, the delivery of Stock of the Company held by the purchaser for at least six months accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value (as of the date of exercise) equal to the full option price; or

              3) if permitted by the Committee, a combination of cash and Stock (as described in (2) above) such that the sum of the amount of cash and the Fair Market Value of the Stock (as of the date of exercise) is equal to the full option price.

       e. Nontransferability - No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution subject to
              Section 2.4 hereunder, unless the Committee shall permit (on such terms and conditions as it shall establish) such option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, or to an "alternate participant" pursuant to a Qualified Domestic Relations Order as defined in the Code. During the lifetime of an Optionee, an option shall be exercisable only by such Optionee, or if applicable, a transferee. For purposes of Section
              2.4 hereunder, a transferred option may be
              exercised by the
                                    38

              transferee to the extent that the
              Participant would have been entitled had the option not been transferred.

       f. Laws and Regulations - The Committee shall have the right to condition any issuance of shares to any Optionee or Participant hereunder upon such Optionee's or Participant's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. In the case of Stock issued or cash paid upon exercise of options or associated Stock Appreciation Rights, or the lapse of restrictions with respect to Restricted Stock awarded to a Participant under the Plan, the Optionee, Participant or other person receiving such Stock or cash shall be required to pay to the Company or a Subsidiary the amount of any taxes which the Company or Subsidiary is required to withhold with respect to such Stock or cash. The Company or a Subsidiary may, in its sole discretion, permit an Optionee or Participant or other person receiving such Stock or cash to satisfy any Federal, state or local (if any) tax withholding requirements, in whole or in part by
              (i) delivering to the Company or subsidiary shares of Stock held by such Optionee, Participant or other person having a Fair Market Value equal to the amount of the tax or (ii) directing the Company or Subsidiary to retain Stock otherwise issuable to the Optionee, Participant or other person under the Plan having a Fair Market Value equal to the amount of the tax. If Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

       g. Modification - The Committee shall have authority to modify an option without the consent of the Optionee, provided that such modification does not affect the exercise price or otherwise materially diminish the value of such option to the Optionee, and provided further, that except in connection with an amendment to the Plan, the Committee shall not have authority to make any modification to any particular option that materially increases the value of the option to the Optionee.

2.3    Stock Appreciation Rights

       a. The Committee may, but shall not be required to, grant a Stock Appreciation Right to the Optionee either at the time an option is granted or by amending the option at any time during the term of such option. A Stock Appreciation Right shall be exercisable only during the term of the option with which it is associated. The Stock Appreciation Right shall be an integral part of the option with which it is associated and shall have no existence apart therefrom. The conditions and limitations of the Stock Appreciation Right shall be determined by the Committee and shall be set forth in the option or amendment thereto. An amendment granting a Stock Appreciation Right shall not be deemed to be a grant of a new option for purposes of the Plan.

                                 39

       b.     A Stock Appreciation Right may be exercised by:

              1) filing with the Secretary of the Company a written election, which election shall be delivered by the Secretary to the Committee specifying:

                             i)     the option or portion thereof to be
                                    surrendered; and
                             ii)    the percentage of the Appreciation
                                    which the Optionee desires to receive
                                    in cash, if any; and

              2) surrendering such option for cancellation or partial cancellation, as the case may be, provided, however, that any election to receive any portion of the Appreciation in cash shall be of no force or effect unless and until the Committee shall have consented to such election.

       c. No election to receive any portion of the Appreciation in cash shall be filed with the Secretary and no Stock Appreciation Right shall be exercised to receive any cash unless such election and exercise shall occur during the period (hereinafter referred to as the "Cash Window Period") beginning on the third business day following the date of release for publication by the Company of a regular quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date. The Committee may consent to the election of a holder to receive any portion of the Appreciation in cash at any time after such election has been made. If such election is consented to, the Stock Appreciation Right shall be deemed to have been exercised during the Cash Window Period in which, or next occurring after which, the Optionee completed all acts required of such Optionee under the preceding paragraphs to exercise the Stock Appreciation Right. Any Stock Appreciation Right exercised during said Cash Window Period shall be valued and deemed exercised as of the date during such Cash Window Period when the average of the high and low prices for the shares of Stock as reported by the NYSE is the highest.

2.4 Exercise of Option or Stock Appreciation Right in the Event of Termination of Employment or Death

       a. Options and associated Stock Appreciation Rights shall terminate immediately upon the termination of the Optionee's employment with the Company or a Subsidiary unless the written option instrument of such Optionee provides otherwise. The conditions established by the Committee in the instrument for exercising options and Stock Appreciation Rights following termination of employment are limited by the following restrictions.

              1) If termination of employment is by reason of the death of the Optionee, no exercise by the Optionee's Beneficiary may occur more than two years after the Optionee's death.

                                   40

              2) If termination of employment is the result of Disability or Retirement, no exercise by the Optionee or his Beneficiary may occur more than two years following such termination of employment.

              3) If termination of employment is for a reason other than death, Disability, Retirement or "involuntary termination for cause", no exercise by the Optionee may occur more than three months following such termination of employment. As used herein "involuntary termination for cause" shall mean termination of employment by reason of the Optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or its Subsidiaries. Whether an involuntary termination is for "cause" will be determined in the sole discretion of the Committee.

       b. If the Optionee should die after termination of employment, such termination being for a reason other than Disability, Retirement or involuntary termination for cause, but while the option is still exercisable, the option or associated Stock Appreciation Right, if any, may be exercised by the Beneficiary of the Optionee no later than one year from the date of termination of employment of the Optionee.

       c.     Under no circumstances may an option or Stock
              Appreciation Right be exercised by an Optionee or Beneficiary after the expiration of the term specified for the option.

2.5    Awarding of Restricted Stock

       a. The Committee shall from time to time in its absolute discretion select from among the eligible employees the Participants to whom awards of Restricted Stock shall be granted and the number of shares subject to such awards. Each award of Restricted Stock under the Plan shall be evidenced by an instrument delivered to the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan. The Restricted Stock subject to such award shall be registered in the name of the Participant and held in escrow by the Committee during the Restricted Period (as defined herein).

       b. Upon the award to a Participant of shares of Restricted Stock pursuant to Section 2.5(a), the Participant shall, subject to Subsection (c) of this Section 2.5, possess all incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

       c. Shares of Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for a period of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted (the "Restricted Period").
              The Committee may also impose such other
              restrictions and conditions on the shares as it deems appropriate and any attempt to dispose of
                               41

              any such shares of Restricted Stock in contravention of such restrictions shall be null and void and without effect. In determining the Restricted
              Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.
              In no event shall the Restricted Period end with respect to awarded shares prior to the satisfaction by the Participant of any liability arising under
              Section 2.2(f).

       d. The restrictions described in Section 2.5(c) shall lapse upon the completion of the Restricted Period with respect to specific shares of Restricted Stock and the Participant's right to such shares shall vest on such date or, if earlier, on the date that the Participant's employment terminates on account of the death, Disability or Retirement of the Participant. The Company shall deliver to the Participant, or the Beneficiary of such Participant, if applicable, within 30 days of the termination of the Restricted Period, the number of shares of Stock that were awarded to the Participant as Restricted Stock and with respect to which the restrictions imposed under Section 2.5(c) have lapsed, less any stock returned to the Company to satisfy tax withholding pursuant to Section 2.2(f), if applicable.

       e. Except as provided in Sections 2.5(d) and (f), if the Participant's continuous employment with the Company or a Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

       f. The Committee shall have the authority (and the instrument evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded to an employee hereunder on such terms and conditions as the Committee may deem appropriate.

ARTICLE III - GENERAL PROVISIONS

3.1    Authority

       Appropriate officers of the Company designated by the Committee are authorized to execute and deliver written instruments evidencing awards hereunder, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2 Adjustments in the Event of Change in Common Stock of the Company

       In the event of any change in the Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price

                                42
       substantially below Fair Market Value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be obtained and sold under the Plan and the number and kind of shares subject to options in outstanding option instruments and the purchase price per share thereof and the number of shares of Restricted Stock awarded pursuant to
       Section 2.5(a) with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Any fractional shares resulting from such adjustments shall be eliminated. However, without the consent of the Optionee, no adjustment shall be made in the terms of an ISO which would disqualify it from treatment under Section 421(a) of the Code or would be considered a modification, extension or renewal of an option under
       Section 425(h) of the Code.

3.3    Rights of Employees

       The Plan and any option or award granted under the Plan shall not confer upon any Optionee or Participant any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or Subsidiary by which an Optionee or Participant is employed to terminate his employment at any time. The Company shall not be obligated to issue Stock pursuant to an option or an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. No Optionee shall have any rights as a shareholder with respect to any shares subject to option prior to the date of issuance to such Optionee of a certificate or certificates for such shares. Except as provided herein, no Participant shall have any rights as a shareholder with respect to any shares of Restricted Stock awarded to such Participant.

3.4    Amendment, Suspension and Discontinuance of the Plan

       The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without shareholder approval, take any of the following actions unless such actions fall within the provisions of Section 3.2 herein:

       a. increase the number of shares reserved for options pursuant to Section 1.5;

       b. alter in any way the class of persons eligible to participate in the Plan;

       c. permit the granting of any option at an option price less than that provided under Section 2.2(b) hereof; or

       d. extend the term of the Plan or the term during which any option may be granted or exercised.

                                43

       No amendment, suspension or discontinuance of the Plan shall impair an Optionee's rights under an option previously granted to an Optionee without the Optionee's consent.

3.5    Governing Law

       This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Connecticut.

3.6    Effective Date of the Plan

       The Plan as amended and restated shall be effective on April 18, 1995, subject to the requisite approval of shareholders. No option shall be granted pursuant to this Plan later than April 17, 2005, but options granted before such date may extend beyond it in accordance with their terms and the terms of the Plan.
                               44

                                                   Exhibit B

 THE HARTFORD STEAM BOILER INSPECTION
        AND INSURANCE COMPANY
       LONG-TERM INCENTIVE PLAN

1.     Purposes of Plan

       The purposes of this Plan are: (a) to provide an additional incentive for Senior Officers and other selected key employees to increase the earnings of the Company on a long-term basis; (b) to attract and retain in the employ of the Company and its subsidiaries persons of outstanding abilities; and (c) to more closely align the interests of the Senior Officers and other selected key employees with those of the shareholders of the Company.

2.     Definitions

       a. "Base Salary" shall mean the annual base salary of a Participant in effect as of the December 31 of the year immediately preceding the Performance Period for which a Performance Contingent Award is made, unless otherwise determined pursuant to
              Section 5(a) hereof.

       b. "Board" shall mean the Board of Directors of the Company.

       c. "Change in Control" shall mean an event described under Section 15 hereof.

       d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

       e. "Committee" shall mean the Human Resource Committee of the Board or any future committee of the Board performing similar functions.

       f.     "Company" shall mean The Hartford Steam Boiler
              Inspection and Insurance Company.

       g. "Disability" shall mean any condition which would entitle an employee of the Company to receive benefits under the Company's Long-Term Disability
              Plan.

       h. "Dividend Equivalent" shall mean an amount equal to the cash dividends that would have been paid with respect to an award of Performance Contingent Units paid hereunder if the award constituted Stock, duly issued and outstanding on the date on which a dividend is payable on the Stock.

       i. "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of
                                  45

              Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee in its sole discretion.

       j. "Participant" shall mean an employee of the Company to whom an award has been made under the Plan.

       k. "Performance Contingent Award" shall mean an award of Performance Contingent Units.

       l. "Performance Contingent Unit" shall mean the right to receive up to 100% of the value of shares of Stock, which value may be paid in cash or shares of Stock, which may be Restricted Stock, as determined by the Committee, contingent upon the achievement of Performance Goals established by the Committee.

       m. "Performance Goals" shall mean specific levels of one or more Performance Measures at a corporate and/or business unit level established in writing by the Committee for a particular Performance Period.

       n. "Performance Measures" shall mean any of the following:

              - Combined Ratio
              - Expense Ratio
              - Net Income Per Share
              - Return on Equity
              - Total Shareholder Return
              - Return on Assets
              - Revenues
              - Operating Margin
              - Increase in Book Value
              - Market Share

       o. "Performance Period" shall mean a three consecutive year period beginning each January 1st.

       p.     "Plan" shall mean the Long-Term Incentive Plan.

       q. "Restricted Stock" shall mean one or more shares of Stock issued in payment of a Performance Contingent Award and subject to the terms and conditions established by the Committee pursuant to Section 7.

       r. "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan.

       s.     "Stock" shall mean the Common Stock of the Company.

3.     Administration of the Plan

       The Plan shall be administered by the Committee as
       defined herein.  Each member of the Committee shall be
       a "disinterested director" within the meaning of Rule
       16b-3 of the
                               46

       General Rules and Regulations promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Such guidelines shall be consistent with the Plan and may include, but need not be limited to, the size and terms of awards to be made and the conditions for payment of such awards. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by a vote of a majority of the disinterested members of the Board of Directors.

4.     Stock Subject To the Plan

       Subject to the provisions of Section 9 of the Plan, the maximum number of shares which may be issued under the Plan shall be 150,000 shares of Stock.

5.     Eligibility

       a. All Senior Officers of the Company (presently defined as Chief Executive Officer, President, Executive Vice President, Senior Vice President, Corporate Secretary and Treasurer) other than any individual expressly excluded by the Committee, are eligible to participate in this Plan. An individual who is elected by the Board as a Senior Officer following the commencement of a Performance Period shall, unless otherwise determined by the Committee, be eligible for an award for such Performance Period(s) based on such individual's Base Salary in effect at the time of such election, and prorated for the number of full months within such Performance Period that such individual was a Senior Officer.

       b. The Committee, in its sole discretion, may designate from time to time certain other officers or key employees of the Company, its affiliates and subsidiaries who may participate in this Plan.

6.     Establishment of Performance Goals and Performance
       Contingent Awards

       a. Prior to or within ninety days (or such shorter period as is required under Section 162(m) of the
              Code) following the commencement of each Performance Period, the Committee shall establish in writing for each Participant, or all Participants as a group, specific Performance Goals based on one or more Performance Measures. For each Performance Goal an award schedule of Performance Contingent Units shall be established for minimum, target and maximum attainment of such goal. The actual Performance Contingent Award to be paid to a Participant at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. The Committee may designate that Performance Contingent Awards shall be credited with Dividend Equivalents during the Performance Period which shall be paid when and if such awards are paid.

       b. The maximum award of Performance Contingent Units for any Participant for a Performance Period cannot exceed 60% of such Participant's Base Salary divided

                                    47
              by the Fair Market Value of the Stock on the first trading date of the Performance Period.

       c. After Performance Goals have been established, they shall not be modified in respect to the Performance
              Period to which they relate.

7.     Payment of Performance Contingent Awards and Dividend
       Equivalents

       a. Following the end of a Performance Period, the Committee shall ascertain and certify in writing whether and the degree to which the Performance Goals for such period have been met. A Participant shall be entitled to receive payment of an amount not exceeding the Fair Market Value of the maximum award of Performance Contingent Units established by the Committee pursuant to Section 6 hereof based upon the level of attainment of the Performance Goals determined by the Committee. The Committee shall have the authority to reduce the award of any Participant even if the Performance Goals attributable to such award have been met. The Committee shall have no authority hereunder to increase any award calculated under this Plan.

       b. As soon as practicable following certification by the Committee pursuant to Section 7(a), payment of awards to Participants shall be made. Payments shall be made in cash, shares of Stock or in shares of Restricted Stock as prescribed by the Committee and shall be subject to such other terms and conditions as the Committee shall establish.

       c. Any Restricted Stock issued in payment of a Performance Contingent Award may not be sold, transferred, or otherwise disposed of by the Participant, except by will or the laws of descent and distribution, for such period established by the Committee. The Committee shall have the authority to cancel all or any portion of any outstanding restrictions on such Restricted Stock prior to the expiration of such period on such terms and conditions as it may deem appropriate. During the restricted period the shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, and the Participant shall be entitled to vote such shares and receive any dividends with respect to such shares.

       d. Payment of any award of Dividend Equivalents shall be made at the same time as payment of the Performance Contingent Award to which it relates and shall be made in cash or shares of Stock as prescribed by the Committee.

       e.     The maximum aggregate dollar value of Performance
              Contingent Units and Dividend Equivalents which may be awarded to any Participant for any Performance
              Period shall not exceed $1 million.

8.     Election to Defer Payment

       a.     A Participant may, with permission of the Committee
              elect to defer receipt of all or a specified part
              of any Performance Contingent Award and related
              Dividend
                                  48

              Equivalents.  Such an election shall be
              subject to such terms and conditions as are prescribed by the Committee. Deferral elections are irrevocable and must be made during the time period and in the manner prescribed by the Committee.

       b. The right of a Participant to receive any unpaid portion of any amount deferred hereunder shall be an unsecured claim against the general assets of the Company.

9. Adjustments in the Event of Change in Common Stock of the Company

       In the event of any change in the Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price substantially below Fair Market Value, or of any similar change affecting the Stock, the number of Performance Contingent Units awarded which have not been paid and the number of shares of Stock which may be awarded hereunder shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the awards and rights granted to, or available for Participants hereunder. Any fractional shares resulting from such adjustments shall be eliminated.

10.    No Right to an Award or Continued Employment

       a. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors will constitute the granting of an award hereunder. The granting of an award pursuant to the Plan will take place only when authorized by the Committee. No award and no rights of ownership thereunder will be transferable otherwise than pursuant to Section 12.

       b. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.    Rights on Termination of Employment

       a. If a Participant in this Plan shall terminate employment with the Company on account of Retirement or Disability or otherwise terminate employment with the written consent of the Company prior to the expiration of any Performance Period(s) in respect of which such Participant may be eligible for an award, or if a subsidiary at which a Participant is employed shall cease to be a subsidiary of the Company prior to the expiration of any Performance Period(s), the award(s) paid to such Participant shall be prorated according to the number of months of employment in each such Performance Period.

       b. A Participant whose employment terminates by dismissal with or without cause, or who voluntarily terminates employment without consent prior to the expiration of a Performance Period, shall lose any right to receive payment of such award.

                               49

       c. A Participant whose employment terminates within two years following the month within which a "Change in Control" (as defined herein) occurs and prior to the expiration of any Performance Period
              (i) by dismissal (other than dismissal on account of defalcation), or (ii) by voluntary termination of employment with or without consent of the Company, shall be entitled to receive an award prorated according to the number of full months of employment completed by the Participant in each such Performance Period.

       d. In no event shall an award or a portion thereof the payment of which has been deferred pursuant to
              Section 8 be subject to forfeiture.

12.    Death of a Participant

       a. A Participant may file with the Corporate Secretary of the Company a designation of a beneficiary or beneficiaries on a form to be provided by such Participant, which designation may be changed or revoked by the Participant's sole action, provided that the change or revocation is filed with the Corporate Secretary on a form provided by such Participant. In case of the death of the Participant, before or after termination of employment, any earned but unpaid portion of an award to which he or she is entitled and any deferred portions of a deceased Participant's award shall be delivered to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such Participant, shall be delivered to, or in accordance with the directions of, the executor or administrator of such Participant's estate.

       b. If a Participant shall die during a Performance Period, such Participant's beneficiary shall only be entitled to receive the award declared for the Performance Period ending in the year of the Participant's death.

13.    Tax Withholding

       The Company shall have the right to require
       Participants to remit to the Company an amount sufficient to satisfy any tax withholding requirements or to deduct from any payments made pursuant to the Plan amounts sufficient to satisfy tax withholding requirements.

14.    Termination and Modification

       a. The Committee may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan except that no modification of this Plan may be made which will adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

       b. No amendment to the Plan shall be made without shareholder approval if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m) of the Code and/or Rule 16b-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934.
                                 50

15.    Change in Control

       In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto, and no transaction or series of transactions shall have the effect of reducing or canceling the award of a Participant that has been declared but not paid unless consented to in writing by such affected Participant. A "Change in Control" as referred to under this Plan shall be deemed to have occurred if:

       a. any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

       b. during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

       c. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities after such merger or consolidation or
              (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

       d. the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company assets.

16.    Unfunded Obligations; Trust Agreement

       a. The Company will pay from its general assets all awards to be made hereunder. However, the Company may in its discretion, establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

                                51

       b. Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Participant's favor and a Participant's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.

17.    Assignment and Alienation

       Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any Participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her beneficiary, spouse, children, other dependents or any of such individuals, in such manner and in such proportion as the Committee may deem proper.

18.    Effective Date and Termination of the Plan

       This Plan shall become effective as of January 1, 1994 subject to the approval of the shareholders at their annual meeting in 1995. Unless earlier terminated by the Committee subject to Section 14, the Plan shall terminate on December 31, 1998. No Performance Contingent Award shall be made pursuant to this Plan after the termination date, but awards made prior to its termination date may extend beyond that date.












                 Printed on recycled paper


EDGAR APPENDIX

The following is the text of the Company's 1995 form of proxy:

PROXY

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT  06102-5024

ANNUAL MEETING OF STOCKHOLDERS - APRIL 18, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joel B. Alvord, Richard G. Dooley,
Gordon W. Kreh and Lois Dickson Rice each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held on record by the undersigned on February
7, 1995 at the Annual Meeting of Stockholders to be held on April 18, 1995 or any adjournment thereof, hereby revoking any proxy heretofore given.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS, 1, 2, 3 AND 4, AND AGAINST PROPOSAL 5.

(Important - To be signed and dated on reverse side) SEE REVERSE SIDE


- ------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.  Election of Directors
    Nominees:

    Colin G. Campbell, John A. Powers and John M. Washburn, Jr.

    FOR ALL NOMINEES []
    WITHHELD FROM ALL NOMINEES []
    [] -------------------------
    For all nominees except as noted above

    MARK HERE IF YOU HAVE MADE COMMENTS []
    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW []

2.  Approval of proposal to adopt the 1995 Stock Option Plan.

    FOR []  AGAINST []  ABSTAIN []

3.  Approval of proposal to amend and restate the Long-Term
    Incentive Plan.

    FOR []  AGAINST []  ABSTAIN []

4.  Appointment of independent public accountants.

    FOR []  AGAINST []  ABSTAIN []

The Board of Directors recommends a vote AGAINST stockholder proposal 5.

5.  Stockholder proposal to eliminate staggered board.

    FOR [] AGAINST []  ABSTAIN []

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. Please date proxy and return in enclosed post-paid return envelope.

Signature: ----------------------------  Date -------------
Signature: ----------------------------  Date -------------